UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31822	84-1072256
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470 Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2024, Accelerate Diagnostics, Inc. (the “Company”) closed a public offering (the “Offering”) of units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock and pre-funded units (the “Pre-Funded Units”), each consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”) and one Warrant. The Units, the Pre-Funded Units and the shares of Common Stock issuable upon exercise of the Warrants and Pre-Funded Warrants were offered and sold (the “Offering”) by the Company pursuant to an effective registration statement on Form S-1, as amended (File No. 333-276031), which was initially filed with the Securities Exchange Commission (the “SEC”) on December 13, 2023, as amended on January 16, 2024 and January 18, 2024, and declared effective by the SEC on January 19, 2024. A final prospectus relating to the Offering was filed with the SEC on January 23, 2024.

Each Warrant has an exercise price of $1.65, is exercisable for one share of Common Stock, is immediately exercisable and will expire five years from the date of issuance. Each Pre-Funded Warrant has an exercise price of $0.01 per share, is immediately exercisable and is exercisable until exercised in full. The Warrants and Pre-Funded Warrants are being issued pursuant to the terms of that certain warrant agency agreement (the “Warrant Agency Agreement”) entered into between the Company and Broadridge Corporate Issuer Solutions. A copy of the Warrant Agency Agreement, the form of Warrant and the form of Pre-Funded Warrant are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

Subscription Agreements

On January 19, 2024, the Company entered into subscription agreements (the “Management Subscription Agreements”) with the Company’s Chief Executive Officer and Chief Financial Officer (the “Investors”), for the issuance and sale by the Company of an aggregate of 33,332 Units in a private placement offering. The Management Subscription Agreements did not include any registration rights. Pursuant to the Management Subscription Agreements, the Investors purchased Units at a purchase price of $1.50 per Unit, which is equal to the public offer price in the Offering, for an aggregate purchase price of approximately $50,000. The Management Subscription Agreements include customary representations, warranties and covenants by the parties to the agreement.

On January 19, 2024, the Company entered into a subscription agreement (the “Schuler Subscription Agreement” and together with the Management Subscription Agreement, the “Subscription Agreements”) with the Jack W. Schuler Living Trust (the largest shareholder of the Company and an entity affiliated with Jack W. Schuler, a director of the Company, the “Trust”), for the issuance and sale by the Company of an aggregate of 2,716,762 Units in a private placement offering. The Schuler Subscription Agreement did not include any registration rights. Pursuant to the Schuler Subscription Agreement, the Trust agreed to purchase 1,156,069 Units at a purchase price of $1.73 per Unit, a price above the public offering price per Unit, concurrently with the closing of the Offering and agreed to purchase an additional 1,560,693 Units a purchase price of $1.73 per Unit on or before May 20, 2024, a price above the public offering price per Unit, for an aggregate purchase price of approximately $4.7 million. The Schuler Subscription Agreement includes customary representations, warranties and covenants by the parties to the agreement.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the full text of the Subscription Agreements, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 under the heading “Subscription Agreements” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Units issued pursuant to the Subscription Agreements were issued in a private offering pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Warrant Agency Agreement, dated January 23, 2024, between Accelerate Diagnostics, Inc. and Broadridge Corporate Issuer Solutions
4.2	Form of Warrant (incorporated by reference to Exhibit 4.6 to Accelerate Diagnostics, Inc.’s Registration Statement on Form S-1 (File No. 333-276031))
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.7 to Accelerate Diagnostics, Inc.’s Registration Statement on Form S-1 (File No. 333-276031))
10.1	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Accelerate Diagnostics

Date: January 24, 2024	By:	/s/ David Patience
David Patience
Chief Financial Officer